Exhibit 99.1

February 22, 2010	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

TULSA, Okla. – Feb. 22, 2010 – ONEOK, Inc. (NYSE: OKE) today reported 2009 earnings of $2.87 per diluted share, compared with $2.95 per diluted share in 2008.  Net income attributable to ONEOK was $305.5 million, compared with $311.9 million in 2008.

Fourth-quarter 2009 net income attributable to ONEOK was $93.4 million, or 87 cents per diluted share, compared with $68.2 million, or 65 cents per diluted share, in the same period in 2008.

“We delivered strong financial results in a challenging industry and economic environment,” said John W. Gibson, ONEOK president and chief executive officer.

 “Substantially higher natural gas liquids throughput and increased natural gas volumes processed in the ONEOK Partners segment helped reduce the impact of lower commodity prices and narrower natural gas liquids product price differentials, compared with 2008,” Gibson said.

“Our energy services segment turned in a strong performance as it continued to focus on providing premium services to our customers and reducing earnings volatility,” Gibson added.  “Our distribution segment delivered solid results with the continued implementation of innovative rate strategies that have essentially closed the performance gap between actual and allowed returns.

“Our recently completed $2 billion-plus capital investment program in our ONEOK Partners segment also contributed to our positive results and will provide a full year of earnings in 2010,” Gibson said. “The partnership has identified additional potential investments, which, depending on market needs and producer commitments, could average approximately $300 million to $500 million annually between 2010 and 2015 – creating additional value for ONEOK and ONEOK Partners.”

ONEOK’s operating income in the fourth quarter 2009 was $273.1 million, compared with $218.7 million in the fourth quarter 2008.

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

Fourth-quarter 2009 results improved due to increased storage and marketing margins in the energy services segment; substantially higher natural gas liquids (NGL) throughput primarily associated with the completion of the Overland Pass Pipeline and related expansion projects and the Arbuckle Pipeline, as well as new NGL supply connections in the ONEOK Partners segment; partially offset by lower premium-services margins in the energy services segment.  Additionally, the distribution segment benefited from the recovery of additional revenues from capital-recovery mechanisms, primarily in Oklahoma.

ONEOK’s fourth-quarter 2009 operating costs were $235.5 million, compared with $191.6 million for the fourth quarter 2008.  The increases were primarily due to increased employee-related costs in the distribution segment; higher employee-related and other incremental costs associated with the operation of the Overland Pass Pipeline, the Arbuckle Pipeline and the expanded Bushton fractionator; and increased outside services expenses and incremental general taxes associated with the completed capital projects in the ONEOK Partners segment.

2009 operating income was $894.6 million, compared with $917.0 million in 2008.

2009 results decreased due primarily to lower realized commodity prices and narrower NGL product price differentials in the ONEOK Partners segment.  The decreases were offset partially by substantially higher NGL volumes gathered, fractionated, transported and marketed, associated with the completion of the Overland Pass Pipeline and the Arbuckle Pipeline; increased natural gas transportation margins from the Guardian Pipeline expansion and extension and an increase in volumes contracted on Midwestern Gas Transmission in the ONEOK Partners segment; increased transportation and premium-service margins in the energy services segment; and the recovery of additional revenues from capital-recovery mechanisms in the distribution segment.

ONEOK’s 2009 operating costs were $837.1 million, compared with $776.9 million in the same period last year.  These increases were due primarily to higher employee-related costs and incremental costs associated with the operation of the Overland Pass Pipeline, the Arbuckle Pipeline and the expanded Bushton fractionator; increased outside services expenses and incremental general taxes associated with the completed capital projects in the ONEOK Partners segment; and increased employee-related costs in the distribution segment.  These increases were partially offset by lower bad-debt expense in the distribution segment.

View earnings tables (link)

2009 SUMMARY AND ADDITIONAL UPDATES:

·	Operating income of $894.6 million, compared with $917.0 million in 2008;
·	Increasing the company’s dividend 5 percent during the year;

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

·
The ONEOK Partners segment completing more than $2 billion in internal growth projects that were first announced in 2006, which included the Arbuckle Pipeline, the Piceance Lateral Pipeline and the D-J Basin Lateral Pipeline in the natural gas liquids business; and the Guardian Pipeline expansion and extension, the Grasslands natural gas processing facility and the Fargo Lateral expansion of the Viking Pipeline in the natural gas business;

·	Increasing significantly natural gas liquids throughput as a result of completing major NGL expansion projects during the year in ONEOK Partners’ natural gas liquids business;
·	Processing higher natural gas volumes, despite significantly lower commodity prices and reduced drilling activity in ONEOK Partners’ natural gas gathering and processing business;
·
ONEOK Partners signing a definitive 10-year firm-space fractionation agreement with Targa Resources Partners for 60,000 barrels per day of fractionation capacity at its Cedar Bayou fractionator in Mont Belvieu, Texas;

·	In March 2009, ONEOK Partners completing a $500 million public offering of 10-year senior notes at a coupon of 8.625 percent;
·	In July 2009, ONEOK Partners completing a public offering of approximately 5.5 million common units, generating net proceeds of approximately $241.6 million;
·	In February 2010, ONEOK Partners completing a public offering of approximately 5.5 million common units, generating net proceeds of approximately $322.6 million;
·
The distribution segment receiving approval from the Oklahoma Corporation Commission for a performance-based rate structure beginning in 2010; and approval of a base rate increase of $54.5 million under that structure, which is expected to add $14 million of operating income in 2010;

·
Filing an application with the Kansas Corporation Commission to become an Efficiency Kansas Loan Program utility partner, contingent upon the commission approving a rate mechanism that would decouple revenues from declining volumes as a result of energy conservation and allowing recovery of all program costs;

·	Receiving approval to increase rates by $2.4 million and reduce depreciation expense by $6.6 million in the distribution segment’s Texas service area;
·	Filing a statement of intent to increase rates in the El Paso service area by $7.3 million; if approved, new rates would become effective May 2010;
·
Executing the energy services strategy to align contracted natural gas storage and transportation capacity with the needs of its premium-services customers, which will result in more predictable, less volatile earnings;

·
Distributions declared from the company’s general partner interest in ONEOK Partners of $98.0 million for 2009; distributions declared from the company’s limited partner interest in ONEOK Partners of $184.4 million for 2009;

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

·
ONEOK, on a stand-alone basis, ending the year with $358.9 million in short-term debt, $804.1 million available on its existing credit facilities, $26.2 million of cash and cash equivalents and $365.5 million of natural gas in storage;

·
ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $571.1 million for 2009, which exceeded capital expenditures and dividends of $348.3 million by $222.8 million;

·
Continuing progress on environmental initiatives, reporting less than 1 percent of total throughput of lost-and-unaccounted-for natural gas; and less than 5 million metric tons of carbon dioxide-equivalent emissions during a review of 2008;

·
Electing Gerald B. Smith - who serves on the ONEOK Partners board of directors - to the ONEOK board of directors; and the retirement of Mollie B. Williford from the ONEOK board of directors after six years of service; and

·
Electing ONEOK Chief Executive Officer John W. Gibson to the additional role of president in December and Robert F. Martinovich as ONEOK chief operating officer and Terry K. Spencer as ONEOK Partners chief operating officer, both in July, associated with the Jan. 1, 2010, retirement of James C. Kneale.

2009 BUSINESS-UNIT RESULTS

ONEOK Partners

The ONEOK Partners segment posted fourth-quarter 2009 operating income of $152.3 million, compared with $133.0 million in the same quarter 2008.

Fourth-quarter 2009 results increased $30.9 million, compared with 2008, due to substantially higher natural gas liquids (NGL) throughput in the natural gas liquids business, primarily associated with the completion of the Overland Pass Pipeline and related expansion projects and the Arbuckle Pipeline, as well as new NGL supply connections; a $15.5 million increase in natural gas transportation margins, as a result of the Guardian Pipeline expansion and extension and increased contracted volumes on Midwestern Gas Transmission as a result of a new interconnection with the Rockies Express Pipeline in the natural gas pipelines business; a $6.5 million gain, after expenses, from selling the Lehman Brothers bankruptcy claims in the natural gas gathering and processing business; and a $4.1 million increase as a result of higher natural gas volumes processed and sold in the natural gas gathering and processing business.  These increases were partially offset by $10.8 million due to lower realized commodity prices in the natural gas gathering and processing business.

2009 operating income was $546.6 million, compared with $644.8 million in 2008.

2009 results decreased from 2008 primarily as the result of $106.0 million in lower realized commodity prices in the natural gas gathering and processing business; $41.7 million in

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

narrower NGL product price differentials in the natural gas liquids business; and $4.3 million due to a prior-year operational measurement gain in the natural gas liquids business.

These decreases were offset partially by a $68.7 million increase from substantially higher NGL throughput in the natural gas liquids business, primarily associated with the completion of the Overland Pass Pipeline and related expansion projects and the Arbuckle Pipeline, as well as new NGL supply connections; a $38.8 million increase in natural gas transportation margins, as a result of the Guardian Pipeline expansion and extension and an increase in contracted volumes on Midwestern Gas Transmission as the result of a new interconnection with the Rockies Express Pipeline in the natural gas pipelines business; and $22.3 million in higher volumes processed and sold in the natural gas gathering and processing business.

Operating costs were $116.2 million in the fourth quarter 2009, compared with $99.1 million in the same period last year.  2009 operating costs were $411.3 million, compared with $371.8 million in 2008.  The increases for both the fourth-quarter and full-year 2009 periods were due primarily to higher employee-related costs and incremental costs associated with the operation of the Overland Pass Pipeline and the Arbuckle Pipeline, higher operating expenses at fractionation facilities, including the expanded Bushton fractionator, and incremental general taxes.

Equity earnings from investments for the fourth quarter 2009 were $17.3 million, compared with $26.6 million in the same period last year.  In 2009, equity earnings from investments were $72.7 million, compared with $101.4 million in 2008.

Equity earnings from investments decreased in both the fourth-quarter and full-year 2009 periods, as a result of lower subscription volumes and rates on Northern Border Pipeline, in which ONEOK Partners has a 50 percent interest.  2008 results included an $8.3 million gain on the sale of Bison Pipeline LLC by Northern Border Pipeline.   Additionally, equity earnings from investments decreased due to lower volumes gathered at various natural gas gathering and processing investments in the Powder River Basin of Wyoming.

2009 capital expenditures were $615.7 million, compared with $1.25 billion in 2008.  Capital expenditures decreased significantly in 2009, primarily as a result of the completion of more than $2 billion in internal growth projects that were first announced in 2006.

Distribution

The distribution segment reported operating income of $79.5 million in the fourth quarter 2009, compared with $71.2 million in the fourth quarter 2008.

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

Fourth-quarter 2009 margins increased primarily from $19.0 million of additional revenues from capital-recovery mechanisms, primarily in Oklahoma.

Operating costs were $103.6 million in the fourth quarter 2009, compared with $89.7 million in the fourth quarter 2008, due primarily to a $10.8 million increase in employee-related costs.

2009 operating income was $209.8 million, compared with $188.8 million in 2008.

2009 margins increased $26.3 million from additional revenues from capital-recovery mechanisms; $6.3 million from revenue-recovery riders for safety-related capital investments; and $1.9 million from the implementation of rate mechanisms in Texas.  These increases were offset partially by $1.7 million in lower sales volumes due to warmer weather across the segment’s entire service territory.

Operating costs were $384.1 million in 2009, compared with $375.3 million in 2008.  The operating costs increased as a result of $20.8 million in employee-related costs and $3.4 million in property tax expense, offset partially by $10.3 million in lower bad-debt expenses and $5.3 million in lower vehicle-related costs.

2009 capital expenditures were $157.5 million, compared with $169.0 million in 2008.  Capital expenditures decreased primarily as a result of reduced spending on growth projects during 2009.

Energy Services

The energy services segment reported fourth-quarter operating income of $39.7 million, compared with $9.3 million in the fourth quarter 2008.

Fourth-quarter 2009 results reflect a $45.9 million increase in storage and marketing margins, net of hedging activities, due primarily to higher seasonal storage differentials and marketing margins; and a $13.4 million increase in transportation margins, net of hedging activities, due primarily to higher realized Rocky Mountain-to-Mid-Continent margins.  These increases were offset partially by an $18.1 million decrease in premium-services margins.

2009 operating income was $135.3 million, compared with $75.7 million in 2008.

2009 results reflect a $41.3 million increase in transportation margins, net of hedging activities, due primarily to higher realized Rocky Mountain-to-Mid-Continent margins; a $13.9 million increase in premium-services margins due to warmer weather in the first quarter of 2009; a $7.8 million increase in storage and marketing margins, net of hedging activities; and a $3.2 million increase in retail marketing margins.

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

Operating costs were $15.3 million in the fourth quarter 2009, compared with $7.6 million in the same period last year.  2009 operating costs were $41.7 million, compared with $35.6 million in 2008.  The increases for both the fourth-quarter and full-year periods were due primarily to legal- and employee-related costs.

At Dec. 31, 2009, total natural gas in storage was 60.8 Bcf, compared with 81.9 Bcf a year earlier.  At Jan. 31, 2010, total natural gas in storage was approximately 42.4 Bcf.  Total natural gas storage capacity under lease was 82.8 Bcf at Dec. 31, 2009, compared with 91 Bcf in the same period in 2008.

	Three Months Ended		Years Ended
	December 31,		December 31,
(Unaudited)	2009	2008	2009	2008
	(Millions of dollars)
Marketing, storage and transportation, gross	$101.4	$67.3	$367.7	$313.4
Storage and transportation costs	49.5	56.7	211.2	219.8
Marketing, storage and transportation, net	51.9	10.6	156.5	93.6
Retail marketing, net	3.7	5.5	18.0	14.8
Financial trading, net	(0.4)	0.7	3.1	2.3
Net margin	$55.2	$16.8	$177.6	$110.7

CONFERENCE CALL AND WEBCAST

ONEOK and ONEOK Partners management will conduct a joint conference call on Tuesday, Feb. 23, 2010, at 11 a.m. Eastern Standard Time (10 a.m. Central Standard Time).  The call will also be carried live on ONEOK’s and ONEOK Partners’ Web sites.

To participate in the telephone conference call, dial 866-814-1913, pass code 1427228, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s Web site, www.oneok.com, and ONEOK Partners’ Web site, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days.   The playback call may be accessed at 866-837-8032, pass code 224735.

LINK TO EARNINGS TABLES

http://www.oneok.com/~/media/ONEOK/EarningsTables/OKE_Q4_2009_Earnings_Release_TABLES_ONLY.ashx

NON-GAAP FINANCIAL MEASURES

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

ONEOK has disclosed in this news release a stand-alone cash flow, before changes in working capital, amount that is a non-GAAP financial measure.  We use stand-alone cash flow, before changes in working capital, as a measure of our financial performance.  We define stand-alone cash flow, before changes in working capital, as net income less the portion attributable to non-controlling interests adjusted for, equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes net of taxes receivable, and certain other items.

We believe that the non-GAAP financial measure described above is useful to investors because the measurement is used as a measurement of financial performance of our fundamental business activities.   ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income.  Additionally, this calculation may not be comparable to similarly titled measures of other companies.  A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a Fortune 500 company.

For more information, visit the Web sites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “could,” “may,” “continue,” “guidance,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

You should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

·	the effects of weather and other natural phenomena on our operations, including energy sales and demand for our services and energy prices;
·
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

·	the status of deregulation of retail natural gas distribution;
·	the capital intensive nature of our businesses;
·	the profitability of assets or businesses acquired or constructed by us;
·	our ability to make cost-saving changes in operations;
·	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
·	the uncertainty of estimates, including accruals and costs of environmental remediation;
·	the timing and extent of changes in energy commodity prices;
·
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives, and authorized rates of recovery of gas and gas transportation costs;

·
the impact on drilling and production by factors beyond our control, including the demand for natural gas and refinery-grade crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

·	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
·
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;

·
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

·	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
·
the results of administrative proceedings and litigation, regulatory actions and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC);

·	our ability to access capital at competitive rates or on terms acceptable to us;
·	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
·	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
·	the impact and outcome of pending and future litigation;
·	the ability to market pipeline capacity on favorable terms, including the effects of:
-	future demand for and prices of natural gas and NGLs;
-	competitive conditions in the overall energy market;
-	availability of supplies of Canadian and United States natural gas; and
-	availability of additional storage capacity;
·	performance of contractual obligations by our customers, service providers, contractors and shippers;
·	the timely receipt of approval by applicable governmental entities for construction and operation of our pipelines and other projects and required regulatory clearances;
·
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

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ONEOK Announces Higher Fourth-quarter 2009 Results;
Solid Financial Performance for the Year

February 22, 2010

·	the mechanical integrity of facilities operated;
·	demand for our services in the proximity of our facilities;
·	our ability to control operating costs;
·	adverse labor relations;
·	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
·	economic climate and growth in the geographic areas in which we do business;
·
the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the United States economy, including increasing liquidity risks in United States credit markets;

·	the impact of recently issued and future accounting updates and other changes in accounting policies;
·	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
·	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
·
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

·	the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
·	the impact of unsold pipeline capacity being greater or less than expected;
·	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
·	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
·	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
·	the impact of potential impairment charges;
·	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
·	our ability to control construction costs and completion schedules of our pipelines and other projects; and
·	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in our Annual Report.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors.  Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKE-FE

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